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                                                                     EXHIBIT 5.1


                               PALMER & DODGE LLP
                                ONE BEACON STREET
                           BOSTON, MASSACHUSETTS 02108


Telephone: (617) 573-0100                             Facsimile: (617) 227-4420


                                November 12, 1998



Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139


         We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Genzyme Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to the registration of 787,060 shares (the "Shares") of the Genzyme General Division Common Stock, $0.01 par value. We understand that the Shares are to be offered and sold from time to time by the securityholders named in the Prospectus forming part of the Registration Statement in the manner described in such Prospectus.

         We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when issued and delivered upon conversion of GGD Convertible Debentures (the "Debentures") issued August 29, 1998, in accordance with the terms of the Debentures, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.




                                        Very truly yours,




                                        /s/ Palmer & Dodge LLP
                                        -----------------------------------
                                        Palmer & Dodge LLP